UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 9, 2017

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 545-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2017, Nanometrics Incorporated entered into a Transition and Consulting Agreement (the “Transition Agreement”) with Timothy J. Stultz, Ph.D., its President and Chief Executive Officer, pursuant to which Nanometrics and Dr. Stultz agreed to the terms of his previously-announced intent to retire as an officer of Nanometrics.  Under the terms of the Transition Agreement:

1.Dr. Stultz will continue his employment through the date Nanometrics appoints a successor Chief Executive Officer, or such earlier date as Nanometrics may determine in its sole discretion (the “Retirement Date”);

2.From the date of the Transition Agreement until the Retirement Date (the “Transition Period”), Dr. Stultz will remain Nanometrics’ President and CEO and perform such duties commensurate with that position, and continue to receive has base salary and remain eligible to receive his annual bonus for 2017 as determined in accordance with the performance goals previously established;

3.In the event that the Retirement Date occurs prior to December 31, 2017, and provided his employment has not terminated for Cause (as defined in the Transition Agreement): (i) Nanometrics will continue to pay Dr. Stultz’s base salary in the form of severance payments from the Retirement Date through December 31, 2017; and (ii) Dr. Stultz will remain eligible to receive, without proration, his full year annual bonus for 2017, as determined in accordance with the performance goals previously established;

4.In the event that the Retirement Date occurs after December 31, 2017: (i) Dr. Stultz’s annual bonus for 2018 will be fixed at $500,000, the same as his target bonus for 2017, and his actual bonus for 2018 will then be prorated for any portion of the year for which he is not an employee; and (ii) Nanometrics and Dr. Stultz will discuss in good faith what, if any, additional compensation would be payable to him;

5.Dr. Stultz will continue to remain a member of the Board of Directors as a non-independent director and, in that role, from and after the Retirement Date, will receive cash and equity compensation for serving on the Board on the same basis as other non-employee directors of Nanometrics at such time and receive such other benefits as the other non-executive members of the Board;

6.Following the Retirement Date, and provided that Dr. Stultz signs a release of liability in favor of Nanometrics and allows it to become effective, he will become a consultant to Nanometrics until March 31, 2020, unless terminated earlier, and during any portion of that period in which he is not a member of the Board, will receive consulting fees of $4,166 per month; and

7.Dr. Stultz’s outstanding equity awards will continue during his service as a member of the Board and/or a consultant (with certain performance stock units being converted to a time-based schedule), and will be subject to accelerated vesting in the event of a Change in Control of Nanometrics (as that term is defined in Dr. Stultz’s General Severance Benefits and Change in Control Severance Benefits Agreement with Nanometrics dated May 19, 2015).

Item 9.01 - Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition and Consulting Agreement, dated August 9, 2017, between Nanometrics Incorporated and Timothy J. Stultz, Ph.D.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2017	NANOMETRICS INCORPORATED

/s/ Jeffrey Andreson
Jeffrey Andreson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Consulting Agreement, dated August 9, 2017, between Nanometrics Incorporated and Timothy J. Stultz, Ph.D.